EXHIBIT 99.H2


                            ADMINISTRATION AGREEMENT

                               BRAZOS MUTUAL FUNDS


         THIS ADMINISTRATION AGREEMENT is made as of this 25th day of June, 1999, by and between Brazos Mutual Funds, a Delaware business trust (the "Trust"), and SunAmerica Asset Management Corp. (the "Administrator"), a Delaware corporation.

         WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"),

         WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio; and

         WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, administrative services to such portfolios of the Trust as the Trust and the Administrator may agree on ("Portfolios") and as listed on the schedules attached hereto ("Schedules") and made a part of this Agreement, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the administrative services as set forth in Article 2 below. The Administrator hereby accepts such employment to perform the duties set forth below.

         ARTICLE 2. ADMINISTRATIVE AND ACCOUNTING SERVICES. The Administrator shall perform or supervise the performance by others of other administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. All services provided hereunder shall be in conformity with the Agreement and Declaration of Trust, Bylaws, resolutions and other instructions of the Board of Trustees and the current prospectuses and statement of additional information of the Trust. The Administrator agrees to furnish the services set forth herein in return for the compensation provided in Article 4 of this Agreement. The
Administrator shall provide the Trustees of the Trust with such reports regarding investment performance and compliance with investment policies and applicable laws, rules and regulations as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities, except with respect to the Portfolios' compliance with investment objective and policies.

         The Administrator or its appointed service provider shall provide the Trust with administrative services, regulatory reporting, fund accounting and related portfolio accounting services as set forth on Schedule II of this Agreement, all necessary office space, equipment, personnel, compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for handling the affairs of the Portfolios and such other services as the Trustees may, from time to time, reasonably request and the Administrator shall, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Trust's Board of Trustees (the "Trustees"), the Administrator shall make reports to the Trustees concerning the performance of its obligations hereunder.

Without limiting the generality of the foregoing, the Administrator or its appointed service provider shall:

         (A) calculate contractual Trust expenses and control all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighed maturity;

         (B) assist Trust counsel with the preparation of prospectuses, statements of additional information, registration statements, and proxy materials;

         (C) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Trust's shares with state securities authorities, monitor sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Trust and the Trust's shares with state securities authorities to enable the Trust to make a continuous offering of its shares;

         (D) develop and prepare communications to shareholders, including the annual report to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the solicitation of proxies solicited by the Trust for all shareholder meetings, including tabulation process for shareholder meetings;

         (E) coordinate with Trust counsel the preparation of, and administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, distributor, custodian, and transfer agent;

         (F) maintain the Trust's general ledger and prepare the Trust's financial statements, including expense accruals and payments, determine the net asset value of the

                  Trust's  assets and of the Trust's  shares,  and supervise the
                  Trust's   transfer  agent  with  respect  to  the  payment  of
                  dividends and other distributions to shareholders;

         (G) calculate performance data of the Trust and its portfolios for dissemination to information services covering the investment company industry;

         (H) coordinate and supervise the preparation and filing of the Trust's tax returns;

         (I) At the request of the Trustees, examine and review the operations and performance of the various organizations providing services to the Trust or any Portfolio of the Trust, and report to the Trustees;

         (J) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

         (K)      provide   internal  legal  and   administrative   services  as
                  requested by the Trust from time to time;

         (L)      assist  with the design,  development,  and  operation  of the
                  Trust,   including   new   portfolio   and  class   investment
                  objectives, policies and structure;

         (M) provide individuals acceptable to the Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

         (N) advise the Trust and its Trustees on matters concerning the Trust and its affairs;

         (O) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as bonds and policies are approved by the Trust's Board of Trustees;

         (P)      monitor  and  advise  the  Trust and its  Portfolios  on their
                  registered   investment  company  status  under  the  Internal
                  Revenue Code of 1986, as amended;

         (Q) perform all administrative services and functions of the Trust and each Portfolio to the extent administrative services and functions are not provided to the Trust or such Portfolio pursuant to the Trust's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement and transfer agent agreement;

         (R) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and

         (S) prepare and file with the Securities and Exchange Commission (the "SEC") the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2.

Also, the Administrator will perform other services for the Trust as agreed from time to time, including, but not limited to mailing the annual reports of the Portfolios and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

         In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

         ARTICLE 3. ALLOCATION OF CHARGES AND EXPENSES.


         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (B) THE TRUST. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of pricing services, the costs of custodial and transfer agency services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or the investment adviser to the Trust or any affiliated corporation of the Administrator or the investment adviser, the costs of Trustees' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers and the distributor of the Trust.

         ARTICLE 4. COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION FEE. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator the fees and out-of-pocket expenses specified in the attached Schedule I.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

         (B) SURVIVAL OF COMPENSATION RATES. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include directors, officers, employees and other agents of the Administrator as well as that corporation itself.)

         So long as the Administrator, or its agents, acts in good faith and with due diligence the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly from any action which the Administrator takes or does not take (i) at the request, on the direction of or in reliance on the advice of the Trust pursuant to this Agreement or (ii) upon oral or written instructions. The indemnity provision set forth herein shall survive the termination of this Agreement.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with the written opinion of such counsel, accountants or other experts.

         Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE  6.  CONFIDENTIALITY.  The  Administrator  agrees  on behalf of itself  and  its  employees  to  treat  confidentially  all  records  and  other
information   relative  to  the  Trust  and  its  prior,  present  or  potential
Shareholders and relative to the Adviser and its prior, present or potential customers, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         ARTICLE 7. YEAR 2000 COMPLIANT. The Administrator warrants that all software code owned by or under the Administrator's control, used in the performance of the Administrator's obligations under this contract, will be Year 2000 compliant. For purposes of this paragraph, "Year 2000 Compliant" means that the software will continue to operate beyond December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including, but not limited to, making changes to [a] date and data century recognition; [b] calculations which accommodate same- and multi-century formulas and date values; and [c] input/output of date values which reflect century dates. All changes described in this paragraph will be made at no additional cost to the Trust.

         ARTICLE 8. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. The Administrator undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder.

         ARTICLE 9. DURATION AND TERMINATION OF THIS AGREEMENT. THIS AGREEMENT SHALL become effective on the date set forth above and shall remain in effect for an initial term of two (2) years, unless sooner terminated as provided herein. Thereafter, unless sooner terminated, this Agreement shall continue in effect from year to year provided such continuance is specifically approved at least annually by the Board of Trustees. This Agreement is terminable without penalty, by the Board or by the Administrator, on not less than ninety (90) days' written notice. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the Administrator may in its own discretion and without limitation or prior consent of the Trust, whenever and on such terms and conditions as it deems necessary or appropriate enter into subcontracts, agreements and understandings with third parties; provided, that such subcontract, agreement or understanding shall not discharge the Administrator from obligations hereunder or delegation of duties to another third party. A change of control of either party shall not constitute an assignment of this Agreement.

         This Agreement shall not be assignable by the Administrator, without the prior written consent of the Trust, except to an entity that is controlled by, or under common control with, the Administrator.

         Upon termination of this Agreement, the Administrator shall use its best efforts to assist in the transfer of its responsibilities hereunder to any successor administrator without additional compensation (it being understood that they would be reimbursed for their reasonable out-of-pocket expenses).

         ARTICLE 10. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 11. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 3la-1 and 3la-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

         ARTICLE 12. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         ARTICLE 13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 5949 Sherry Lane, Suite 1600, TX 75225, with a copy to:

                  JOHN MCSTAY INVESTMENT COUNSEL, L.L.C.
                  --------------------------------------
                  5949 SHERRY LANE, SUITE 1600
                  --------------------------------------
                  DALLAS, TX 75225
                  --------------------------------------
                                                       ;
                  --------------------------------------

         and if to the Administrator at THE SUNAMERICA CENTER, 733 THIRD AVENUE, NEW YORK, NY 10017.


         ARTICLE 14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 15. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 16. LIMITATION OF LIABILITY. The Administrator is hereby expressly put on notice of the limitation of liability as set forth in Article III, Section 6 of the Trust's Agreement and Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular Portfolio and of the Trust with respect to that Portfolio shall be limited solely to the assets of that Portfolio, and the Administrator shall not seek satisfaction of any such obligation from any other Portfolio, the shareholders of any Portfolio, the Trustees, officers, employees or agents of the Trust, or any of them.

         ARTICLE 17. BINDING AGREEMENT. This Agreement, and the rights and obligations of the parties and the Portfolios hereunder, shall be binding on, and inure to the benefit of, the parties and the Portfolios and the respective successors and assigns of each of them.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                  BRAZOS MUTUAL FUNDS
                                  By: /s/ Dan L. Hockenbrough
                                     -----------------------------------------
                                  Dan L. Hockenbrough, President

                                  Attest:  /s/ Illegible
                                         -------------------------------------

                                  SUNAMERICA ASSET MANAGEMENT CORP.
                                  By: /s/ Robert M. Zakem
                                      ----------------------------------------
                                  Robert M. Zakem, Vice President

                                  Attest:   /s/ Cynthia Chau
                                         -------------------------------------

                                   SCHEDULE I

                       FUND ADMINISTRATION AND COMPLIANCE
                      ANNUAL FEE SCHEDULE - DOMESTIC FUNDS

                     Separate Series of Brazos Mutual Funds

                  NAME OF SERIES

         Small Cap Growth Portfolio
         Micro Cap Growth Portfolio
         Real Estate Securities Portfolio
         Growth Portfolio

Annual fee based upon average net fund assets per class
       7 basis points on the first $200 million
       6 basis points on the next $500 million
       4 basis  points on the balance
         Minimum annual fee:
                                    $35,000/first fund
                                    $25,000/fund next three funds
                                    $20,000/fund additional funds

Plus out-of-pocket expense reimbursements, including but not limited to:

                    Postage
                    Programming
                    Stationery
                    Proxies
                    Retention of records
                    Special reports
                    Federal and state regulatory filing fees
                    Certain insurance premiums
                    Expenses from board of trustees meetings
                    Auditing and legal expenses


Fees and out-of-pocket expense reimbursements are billed monthly

                                   SCHEDULE II

                               ACCOUNTING SERVICES

The Administrator or appointed service provider will perform the following accounting functions:

         (i) Journalize each Portfolio's investment, capital share and income and expense activities;

         (ii)     Receive  duplicate   investment  buy/sell  trade  tickets  and
                  receivable trades with the Trust's custodian;

         (iii)    Maintain individual ledgers for investment securities;

         (iv)     Maintain historical tax lots for each security;

         (v)      Reconcile cash and investment  balances of each Portfolio with
                  the   custodian,   and  prepare  the  beginning  cash  balance
                  available for investment purposes;

         (vi)     Update the cash availability throughout the day as required;

         (vii) Post to and prepare each Portfolio's statement of Assets and Liabilities and the Statement of Operations;

         (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

         (ix) Monitor the expense accruals and notify Trust management of any proposed adjustments;

         (x) Control all disbursements from each Portfolio and authorize such disbursements upon Written Instruction;

         (xi)     Calculate capital gains and losses;

         (xii)    Determine each Portfolio's net income;

         (xiii) Obtain security market quotes from independent pricing services approved by the Trust, or if such quotes are unavailable, then obtain such prices from the management of the Trust, and in either case calculate the market value of each Portfolio's investments;

         (xiv) Transit or mail a copy of the daily portfolio valuation to each Portfolio's investment advisor;

         (xv)     Compute the net asset value of each Portfolio;

         (xvi) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

         (xvii) Prepare a monthly financial statement, which will include the following items:

                           Schedule of Investments
                           Statement of Assets and Liabilities
                           Statement of Operations
                           Statement of Change in Net Assets
                           Cash Statement
                           Schedule of Capital Gains and Losses.